UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

MTECH ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38368	82-2932611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10124 Foxhurst Court Orlando, Florida	32836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 345-8332

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTEC	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	MTECW	NASDAQ Capital Market
Units, each consisting of one share of Common Stock and one Warrant	MTECU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, on October 10, 2018, MTech Acquisition Corp. (“MTech”) entered into an Agreement and Plan of Merger (as amended by the First Amendment to Agreement and Plan of Merger on April 17, 2019, the “Merger Agreement”) by and among MTech, MTech Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of MTech (“Pubco” or “MTech Holdings”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco, MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Pubco, MTech Sponsor LLC, a Florida limited liability company, in the capacity as the Purchaser Representative thereunder, MJ Freeway LLC, a Colorado limited liability (“MJF”), and Jessica Billingsley (as successor to Harold Handelsman), in the capacity as the Seller Representative thereunder.

On June 17, 2019, MTech held a special meeting of its stockholders (the “Special Meeting”) at which the stockholders voted on the proposals set forth below, each of which is described in greater detail in the proxy statement on Schedule 14A (File No. 001-38368) filed by MTech with the Securities and Exchange Commission and first mailed to the stockholders on or about May 17, 2019 (as amended or supplemented from time to time).

There were 7,431,250 shares of common stock of MTech issued and outstanding on May 13, 2019, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 4,848,070 shares voted by proxy or in person, representing approximately 65.24% of the total shares outstanding as of the Record Date. The final voting results for each matter submitted to a vote of the stockholders of MTech at the Special Meeting are as follows:

Proposal 1. The Business Combination Proposal. To approve the Merger Agreement and the transactions contemplated thereby.

FOR	AGAINST	ABSTENTIONS
4,641,442	205,350	1,278

Proposal 2. The Charter Amendment Proposal. To approve and adopt the Amended and Restated Certificate of Incorporation of MTech Holdings, reflecting the following material differences from MTech’s current amended and restated certificate of incorporation:

(A)	Having a single class of common stock and 75,000,000 authorized shares of common stock:

FOR	AGAINST	ABSTENTIONS
4,603,173	205,610	39,287

(B)	Having 5,000,000 authorized shares of Preferred Stock:

FOR	AGAINST	ABSTENTIONS
4,597,854	210,285	39,931

(C)	Fixing the number of directors of MTech Holdings at eight, which is subject to change by resolution adopted by the affirmative vote by at least a majority of the board of directors then in office.

FOR	AGAINST	ABSTENTIONS
4,593,214	215,520	39,336

(D)	Dividing the board of directors of MTech Holdings into three classes with staggered three-year terms:

FOR	AGAINST	ABSTENTIONS
4,598,477	210,270	39,323

(E)	Prohibiting stockholder actions by written consent: and

FOR	AGAINST	ABSTENTIONS
4,523,568	282,537	41,965

(F)	Making MTech Holdings’ corporate existence perpetual as opposed to MTech’s current limit of its corporate existence of 18 months following the consummation of its initial public offering and removing various provisions applicable only to special purpose acquisition corporations contained in MTech’s current amended and restated certificate of incorporation.

FOR	AGAINST	ABSTENTIONS
4,590,503	215,970	41,597

Proposal 3. The Incentive Plan Proposal. To approve MTech Holdings’ 2019 Long Term Incentive Plan in connection with the Business Combination:

FOR	AGAINST	ABSTENTIONS
4,596,667	209,499	41,904

Item 8.01.	Other Events.

On June 17, 2019, MJF and MTech announced the consummation of the transactions (the “Closing”) contemplated by the Merger Agreement by and among the Parties, following the approval of the Business Combination Proposal at the Special Meeting. A copy of the press release announcing the Closing is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated as of June 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 17, 2019	MTECH ACQUISITION CORP.

	By:	/s/ Scott Sozio
Name: Scott Sozio Title: Chief Executive Officer

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